UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 25, 2013

ACL I Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-178345	27-4241534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana		47130
(Address of principal executive offices)		(Zip Code)

(812) 288-0100

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 25, 2013, Commercial Barge Line Company (the “CBL”) issued a press release announcing CBL’s results of operations and financial condition for the fourth quarter and year ended December 31, 2012. A copy of the press release issued by CBL on February 25, 2013 is furnished as Exhibit 99.1 with this Current Report on Form 8-K. The consolidated results of operations and financial position of ACL I Corporation (the “Company”) and its consolidated subsidiaries is substantially the same as that of CBL and its consolidated subsidiaries because the Company is a holding company with no business operations, revenues, expenses, assets or liabilities other than the capital stock of American Commercial Lines Inc., the parent of CBL, the $250 million in aggregate principal amount of 10.625%/11.375% Senior Payment in Kind Toggle Notes due 2016 and associated interest expense and minor corporate expenses.

ITEM 7.01 REGULATION FD DISCLOSURE.

Exhibit 99.1 is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release, dated February 25, 2013, issued by Commercial Barge Line Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL I CORPORATION

Date: February 25, 2013	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President, General Counsel